                                  EXHIBIT 23.3

                       [LETTERHEAD OF RYDER SCOTT COMPANY]

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

As oil and gas consultants, Ryder Scott Company, LP, hereby consents to: (a) the use of our reserve report dated February 14, 2001 and (b) all references to our firm included in or made a part of Beta Oil & Gas, Inc.‘s Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2001.

RYDER SCOTT COMPANY, L.P. /s/ RYDER SCOTT COMPANY, L.P. Houston, Texas March 28, 2001